                                                                    EXHIBIT 11.1

                 COMPUTATION OF PRO FORMA NET INCOME PER SHARE


    Weighted average common shares                                              1,319,126
    Conversion of Preferred Stock to Common Stock                               2,667,002
    Options issued within one year of the initial filing date of the S-1
      Registration Statement using the treasury stock method                       77,591(1)
    All other options outstanding using the treasury stock method                 218,327(2)
                                                                               ----------
         Total weighted average shares outstanding                              4,282,046
         Net income                                                            $2,135,300
                                                                               ----------
    Pro forma net income per share                                             $      .50
                                                                               ==========


---------------


(1) Options issued in one year window:             142,250(a)
       Exercise price                              x $5.00
                                                 ---------
       Gross proceeds                            $ 711,250
       Repurchase price                 divided by  $11.00
                                                 ---------
       Shares repurchased                           64,659(b)
                                                 =========
       Net shares (a)-(b)                           77,591
                                                 =========
(2) All other options:                             284,213(a)
       Weighted average exercise price             x $2.55
                                                 ---------
       Gross proceeds                            $ 724,743
       Repurchase price                 divided by  $11.00
                                                 ---------
       Shares repurchased                           65,886(b)
                                                 =========
       Net shares (a)-(b)                          218,327
                                                 =========